Exhibit 13.1

CEO and CFO Certification

In connection with the Annual Report on Form 20-F, as amended by this Form 20-F/A, of BHP Billiton Limited and BHP Billiton Plc (the “Companies”) for the annual period ended 30 June 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles Goodyear, as Chief Executive Officer of the Companies, and Alex Vanselow, as Chief Financial Officer of the Companies, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: 18 December 2006

/s/ Charles Goodyear Chief Executive Officer Date: 18 December 2006
/s/ Alex Vanselow Chief Financial Officer